TELECOM COMMUNICATIONS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


I.   PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Telecom Communications, Inc. (the "Corporation") in fulfilling its oversight responsibilities by:

     1. Reviewing the financial reports and other financial related information released by the Corporation to shareholders, the public, or in certain circumstances, to governmental bodies.

     2. Reviewing the Corporation's system of internal controls regarding finance, accounting, business conduct, ethics and legal compliance that management and the Board have established.

     3. Reviewing the Corporation's accounting and financial reporting processes.

     4. Reviewing and appraising the performance of the Corporation's independent auditors.

     5. Providing an open avenue of communication between the independent auditors and the Board.

II.  COMPOSITION

The Committee shall be comprised of at least two directors, each of whom shall be independent directors and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board may determine that it is not feasible to maintain a distinct Audit Committee. In such circumstances, the Board may exercise such functions.

All members of the Committee shall have a working familiarity with basic finance and accounting practices.


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The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairperson shall be appointed by the Board.

III. MEETINGS

The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Committee are (a) to review and approve the planning, staffing and scope of the annual audit to be performed by the Corporation's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.  DUTIES

The Committee's primary duties are to:

     o -Ensure that an open avenue of communication exists between financial and senior management, independent accountants and the Board.

     o -Monitor the company's financial reporting, system of internal controls and risk management process.

     o -Review and evaluate the audit efforts of the company's independent accountants.

In carrying out these duties, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. In addition, the Committee may request any officer or employee of the company or the company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to ensure compliance with laws and regulations.


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V.   RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

     1. Review and reassess the adequacy of this Charter on an annual basis or as conditions dictate.

     2.   Review and approve the Corporation's Business Conduct policies.

     3. Review the Corporation's annual financial statements and other reports and financial and related information released to shareholders, the public, or in certain circumstances, to governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

     4. Review the quarterly financial information with management as necessary. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

     5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

     6. Prepare the minutes of each meeting, distribute to all members of the Committee and provide periodic summary reports to the Board. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

     7. Directly responsible for the appointment, compensation and oversight of the independent accountants. Review with management and recommend to the Board the selection, retention or termination of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships they have with the Corporation, including non-audit services proposed or performed, to determine and ensure the auditors' independence. The independent auditors are ultimately accountable to the Board and the Committee.

     8.   Review the fees, expenses and performance of the independent auditors.

     9. Annually consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.


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     10.  Review with management and the independent accountants the effect of transactions involving off balance sheet financing or special purpose entities, if any.

     11. Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the company's financial statements or accounting policies.

     12. Review other matters related to the audit that are to be communicated to the Committee under generally accepted auditing standards.

     13. Review the experience and qualifications of the senior members of the independent accountant team and the quality control procedures of the independent accountants.

     14. Approve the retention of the independent accountants for any non-audit service, when the fees for all such non-audit services, in the aggregate, exceed 5% of the annual audit and tax fees paid to such independent accountants.

     15. Review and approve the company's hiring of employees of the independent accountants who participated in the audit of the company's financial statements in the past five (5) years.

     16. Confirm with the independent accountants that they are ultimately accountable to the Board and Committee, and take appropriate action to ensure their independence.

     17. On an annual basis, obtain from the independent accountants a written statement delineating all significant relationships they have with the company, and discuss with them any relationships or services that might impact their objectivity or independence.

     18. Review significant risks or exposures for the company and assess any steps management has taken to mitigate them.

     19. Prepare a letter for inclusion in the annual proxy statement that describes the Committee's composition and responsibilities, including any required disclosure of the Committee's activities.

     20. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting process, both internal and external.


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     21.  Review and consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles and their application and underlying estimates as applied in its financial reports.

     22. Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

     23. Establish regular reporting to the Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

     24. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     25. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

     26. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     27.  Review and approve all related party transactions.

     28. Review the Corporation's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

     29. Review management's programs and processes for risk management and protection of the Corporation's assets and business.

     30. Review management's monitoring of the Corporation's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     31. With the Corporation's counsel, review legal compliance matters, including corporate securities trading policies.


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     32.  With the Corporation's counsel, review any legal matter that could have a significant impact on the Corporation's financial statements.

     33. Perform any other activities consistent with this Charter, the Corporation's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

     34. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.


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